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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement Amendment No. 1 on Form S-4 to Form S-1 of our reports dated February 14, 2003 relating to the financial statements and financial statement schedule of Advanstar Communications Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Minneapolis, Minnesota December 9, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS